Exhibit 5.1

OPINION AS TO THE VALIDITY OF THE
SECURITIES TO BE REGISTERED

August 29, 2008

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio 43215

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $400,000,000 in the aggregate public offering price of Securities (defined below) on the Registration Statement on Form S-3 (the “Registration Statement”) filed on August 29, 2008 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the registration of certain classes of securities of the Company, consisting of:

(a)	debt securities (“Debt Securities”);

(b)	preferred shares of beneficial interest, par value $.01 per share (“Preferred Shares”), of the Company;

(c)	common shares of beneficial interest, par value $.01 per share (“Common Shares”), of the Company;

(d)	equity warrants to purchase Preferred Shares or Common Shares (“Warrants”);

(e)	rights to purchase Common Shares (“Rights”);

(f)	purchase contracts to acquire any of the Securities (“Purchase Contracts”); and

(g)	units of any of the foregoing (“Units”).

The Debt Securities, Preferred Shares, Common Shares, Warrants, Rights, Purchase Contracts and Units are referred to herein collectively as the “Securities”.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and the related form of prospectus (the “Prospectus”) included therein in the form in which it was transmitted to the Commission under the Act;

2.
The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.	The Bylaws of the Company (the “Bylaws”), certified as of a recent date by an officer of the Company;

4.	A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Glimcher Realty Trust
August 29, 2008

5.	A certificate executed by an officer of the Company, dated as of the date hereof; and

6.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering this opinion, we have assumed, without any independent investigation, that:(i) all Documents that have been submitted to us as originals are authentic; (ii) all Documents that have been submitted to us as certified or photostatic copies conform to authentic, original documents; (iii) all persons executing any of the Documents examined or relied upon by us had the capacity to sign such Documents; (iv) all signatures on the Documents are genuine; and (v) all representations, warranties, statements and information contained in the Documents are true and complete.

Additionally, we have assumed that each of the Documents have been duly authorized, executed and delivered by each of the parties thereto other than the Company and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title 11 of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors’ rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys’ fees may not be enforced by courts applying Maryland law.

We have also assumed that: (i) upon the issuance of any of the Common Shares or Preferred Shares, the total number of Shares (as defined in the Declaration of Trust) issued and outstanding will not exceed the number of such Shares the Company is then authorized to issue under the Declaration of Trust; (ii)  that the issuance of, and certain terms of, the Securities will be approved by the Board of Trustees of the Company (the “Board”), or a duly authorized committee thereof, in accordance with Title 8 of the Corporations and Associations Article of the Code of Maryland (the “Maryland REIT Law”), the Declaration of Trust and the Bylaws (with such approvals referred to hereinafter as the “Trust Proceedings”); (iii) the Articles Supplementary creating and designating the number and terms of any class or series of Preferred Shares to be issued will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares; (iv) the certificates, if any, evidencing the Securities comply with the requirements of the Maryland REIT Law;  and (v) the Securities will not be issued or transferred in violation of any restriction on transfer contained in Section 6.6 of the Declaration of Trust or any comparable provision in the Articles Supplementary classifying the Preferred Shares.

Based on the foregoing, having regard for such legal considerations as we have deemed relevant, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Company is a real estate investment trust formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.
Upon the completion of all Trust Proceedings relating to fixing the terms of one or more issues of the Securities that are Debt Securities under the applicable indenture, and when the Debt Securities with the terms so fixed shall have been duly authenticated under the applicable indenture, the Debt Securities will be duly authorized for issuance and, when and if issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with any such Trust Proceeding and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable indenture.

3.
Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares, the Preferred Shares will be duly authorized for issuance and, when and if issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with any such Trust Proceeding and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

Glimcher Realty Trust
August 29, 2008

4.
Upon the completion of all Trust Proceedings relating to the Securities that are Common Shares, the Common Shares will be duly authorized for issuance and, when and if issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with any such Trust Proceeding and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

5.
Upon the completion of all Trust Proceedings relating to fixing the terms of one or more issues of the Securities that are Warrants, Rights, Purchase Contracts, or Units, and when the documents related to such Warrants, Rights, Purchase Contracts, or Units have been duly executed and delivered by the Company and the other parties to such documents in accordance with the Trust Proceedings, such Warrants, Rights, Purchase Contracts, or Units will be duly authorized for issuance and, when and if issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with any such Trust Proceeding and otherwise in accordance with the Declaration of Trust, the Bylaws and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The opinions set forth above are subject to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.  Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

This opinion is intended solely for your use in connection with the Company’s Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein.

Respectfully submitted,

Squire, Sanders & Dempsey L.L.P.

/s/ Squire, Sanders & Dempsey L.L.P.